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                                                                     EXHIBIT 5.1
                      ROBINSON, BRADSHAW & HINSON, P.A.
                               ATTORNEYS AT LAW
                           ONE INDEPENDENCE CENTER         SOUTH CAROLINA OFFICE
                     101 NORTH TRYON STREET, SUITE 1900   THE GUARDIAN BUILDING
PATRICK S. BRYANT    CHARLOTTE,NORTH CAROLINA  28246-1900       ONE LAW PLACE -
(704) 377-8366                                                         SUITE 600
                                                               P.O. DRAWER 12070
                                                             ROCK HILL, SC 29731
                           TELEPHONE (704) 377-2536
                              FAX (704) 378-4000
                                                        TELEPHONE (803) 325-2900
                                                              FAX (803) 325-2929

                                April 2, 1997


Caraustar Industries, Inc.
3100 Washington Street
Austell, Georgia  30001

         Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") of Caraustar Industries, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to 500,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), for resale by the Selling Shareholders named therein. We have examined the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws, as amended, of the Company, minutes of applicable meetings of the Board of Directors and Shareholders of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares.

                                        Very truly yours,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        /s/ Patrick S. Bryant
                                        ---------------------------------
                                        Patrick S. Bryant